UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 12, 2007
Date of Report
(Date of earliest event reported)

SOCKET COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 12, 2007, Socket Communications, Inc. (the "Company") received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (the "Staff") indicating that the Company regained compliance with the $1.00 minimum bid price requirement, as required by Marketplace Rule 4450(a)(5), for continued listing on the Nasdaq Global Market Exchange. Previously, on May 22, 2007, the Company received a deficiency letter from the Staff indicating that the Company had failed to comply with the minimum bid price requirement of $1.00 over the previous 30 consecutive business days as required by Marketplace Rule 4450(a)(5). During the subsequent compliance period provided under the Marketplace Rules, the closing bid price of the Company's common stock was at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Staff has informed the Company that it has regained compliance with Marketplace Rule 4450(a)(5).

The full text of the Company's press release concerning its compliance with the minimum bid price requirement of Marketplace Rule 4450(a)(5) is furnished with this Current Report as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	NASDAQ notice to the Company of compliance with Marketplace Rule 4450(a)(5) dated October 12, 2007
99.2	Press release dated October 15, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET COMMUNICATIONS, INC.

Date: October 15, 2007	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	NASDAQ notice to the Company of compliance with Marketplace Rule 4450(a)(5) dated October 12, 2007
99.2	Press release dated October 15, 2007